Switch Announces Second Quarter 2018 Financial Results
Announces $150 Million Common Unit Repurchase Program

LAS VEGAS, NV — August 13, 2018 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced record financial results for the quarter ended June 30, 2018.

“Switch has introduced a one of a kind holistic hybrid cloud solution that for the first time allows companies to move larger and more mission critical technology environments to our differentiated cloud campus locations. After being introduced to our new product enablement tools, enterprise companies are taking the time to reimagine and reengineer their current use of software, hardware and connectivity as they get ready to embrace the hybrid cloud for their primary mission critical deployments. These companies are for the first time choosing a future legacy location outside of their own data centers for the strategic placement of their enterprise business intelligence engines that will be so important to every business over the next two decades,” said Rob Roy, CEO, chairman and founder of Switch. “Due to this new holistic approach to hybrid cloud solutions, the closing cycles on these projects have extended the sales timelines. Our sales pipeline is the largest it has been in our company’s history and we are extremely confident that we are on the right path to utilizing our industry’s only Tier 5 platinum data center ecosystems to deliver long term customer and shareholder value.”

Second Quarter 2018 Summary

•	Record quarterly revenue of $102.2 million, compared to $92.1 million for the same quarter in 2017, an increase of 11%.

•
Operating income of $15.8 million, compared to $23.5 million for the same quarter last year, a decrease of 33%. Operating income in the second quarter of 2018 includes the impact of $8.2 million in equity-based compensation expense compared with $1.3 million in the same quarter of 2017. A significant portion of this equity-based compensation expense in the second quarter of 2018 relates to the continued vesting of Common Unit awards granted in connection with Switch’s initial public offering. Operating income in the second quarter of 2018 also includes $4.0 million in additional depreciation from assets placed into service and $2.8 million in additional labor costs from hiring during the past year.

•
Net income of $9.5 million, compared to $15.0 million for the same quarter in 2017. Net income in the second quarter of 2018 includes $8.2 million in equity-based compensation expense compared with $1.3 million in the same quarter of 2017.

•
Adjusted EBITDA of $50.3 million, compared to $46.8 million for the same quarter in 2017. Adjusted EBITDA margin of 49.2%, compared to 50.8% for the same quarter in 2017, a decrease of 160 basis points.

•	Capital expenditures of $99.4 million, compared to $112.9 million for the same quarter in 2017, a decrease of 12%.

•	Churn of less than 0.1%, compared to 0.2% for the same quarter in 2017.(1)

•	Announced $150 million Common Unit repurchase program.

•	Updated full year 2018 guidance.

(1)	Churn is defined as a reduction in recurring revenue attributed to customer terminations or non-renewal of expired contracts, as a percentage of revenue at the beginning of the period.

“The logistics and timing required for customer implementation of our holistic cloud solution impacted our expectations for the year,” said Thomas Morton, president of Switch. “We firmly believe in the long-term growth prospects of our business, and that the unique and market defining solutions available only at the Switch PRIME campus ecosystems will establish our organization as the recognized pillar of enterprise hybrid cloud.”

“We are pleased that our Board of Directors approved a $150 million Common Unit repurchase program, which underscores the Company’s commitment to shareholder value creation,” said Gabe Nacht, CFO of Switch. “With a strong balance sheet and long-term net leverage target of 3 to 4 times annualized Adjusted EBITDA, Switch can commit to a Common Unit repurchase program while we maintain the appropriate level of investment in future growth.”

Balance Sheet and Liquidity
As of June 30, 2018, Switch’s total debt outstanding net of cash and cash equivalents was $426.9 million, resulting in a net debt to last quarter annualized Adjusted EBITDA ratio of 2.1x. As of June 30, 2018, Switch had liquidity of $684.0 million including cash and cash equivalents and availability under its revolving line of credit.

Capital Expenditures and Development
Capital expenditures for the second quarter totaled $99.4 million. Maintenance capital expenditure was $1.0 million for the second quarter of 2018, compared to $1.7 million for the same quarter last year. Growth capital expenditure was $98.4 million for the second quarter of 2018, compared to $111.2 million for the same quarter last year. During the second quarter of 2018, Switch spent $57.0 million in The Core Campus to open the last sector in Las Vegas 10, and for the continued site work and building of the shell on its Las Vegas 11 facility, which is planned to open in late 2018 or early 2019, adding another 340,000 gross square feet. Switch also invested $31.5 million in The Citadel Campus to open the next two sectors and to purchase an additional 515 acres of land. Switch spent $8.0 million for additional expansion in The Pyramid Campus. Finally, Switch spent $2.8 million on site development at The Keep Campus, which is scheduled to open in 2019.

Dividend
Switch today announced that Switch’s Board of Directors has declared a cash dividend of $0.0147 per share of Switch’s Class A common stock for the second quarter of 2018. The dividend will be payable on September 4, 2018 to all stockholders of record as of the close of business on August 24, 2018. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of Common Units of Switch, Ltd., including Switch, of $0.0147 per Common Unit.

Future declarations of quarterly dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights

•	Launched the Switch enterprise hybrid cloud program, to enable enterprise adoption of the cloud, and to facilitate our clients’ transition into the hybrid cloud.

•
Signed over 550 contracts with new and existing customers, representing more than $165 million of total contract value and over 20MW committed. These contracts represent more than $40 million in annualized revenue at full deployment.

Common Unit Repurchase Program
The Company also announced today that its board of directors has authorized a program, by which Switch, Ltd. will repurchase up to $150 million of its outstanding Common Units and Switch, Inc. will cancel a corresponding amount of Class B common shares. The program is effective immediately and will help offset the impact of future redemption of Common Units held by Members of Switch, Ltd.

The proposed Common Unit repurchase may be effected in negotiated transactions off the market from time to time as market conditions warrant. The authorization may be suspended or discontinued at any time without notice. Repurchases under the Common Unit repurchase program will be funded from Switch’s existing cash and cash equivalents.

2018 Guidance
Switch expects revenue for 2018 to be impacted by several deals closing later than originally anticipated, as enterprise customers are taking additional time to evaluate the design of their long-term deployments to take advantage of Switch’s new program for enterprise hybrid cloud. These evaluations have lengthened sales cycles and extended the ramp of deployments.

Switch updated its full year guidance, as follows:

•	Total revenue in the range of $405 million to $408 million, versus a prior range of $423 million to $440 million.

•	Adjusted EBITDA in the range of $197 million to $200 million, versus a prior range of $216 million to $224 million.

•	Capital expenditures is unchanged in the range of $260 million to $310 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2018 guidance above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculations of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conference:

•	Goldman Sachs 27th Annual Communacopia Conference on September 13, 2018 in New York, NY.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on August 13, 2018. Parties in the United States and Canada can access the call by dialing (800) 458-4121, using conference code 5362232. International parties can access the call by dialing (323) 794-2093, using conference code 5362232.

The webcast will be accessible on Switch’s investor relations website at https://investors.switch.com for one year. A telephonic replay of the conference call will be available through Monday, August 20, 2018. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 5362232. International parties should call (719) 457-0820 and enter conference code 5362232.

Presentation of Financial Information
This press release includes historical consolidated results for the periods presented of Switch, Ltd. and its subsidiaries, the predecessor of Switch, Inc., for financial reporting purposes. Amounts for the period from January 1, 2017 through June 30, 2017 presented in the consolidated financial statements herein represent the historical operations of Switch, Ltd. and its subsidiaries.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), Switch uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making.
For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Switch’s anticipated operating results for the year ending December 31, 2018 and Switch’s expectations regarding the evolution of its marketplace, the timing for the opening of its LAS VEGAS 11 facility, statements regarding future declarations of quarterly dividends and customer deployment plans. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Switch’s other reports filed with the SEC. Switch’s SEC filings are available on the Investors section of Switch’s website at https://investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

POWERING THE FUTURE OF THE CONNECTED WORLD®

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the internet. Switch founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solution ecosystems.

The Switch PRIMES located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s highest-rated hyperscale data center campus ecosystems with low latency to major U.S. markets. The Switch PRIMES are located in the most cost-effective area of each North American zone based on power, connectivity, taxes, cost of living and lower risk of natural disasters. Visit switch.com for more information.

Investor Contact:
Irmina Blaszczyk
The Blueshirt Group for Switch
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except for per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$184,004	$264,666
Accounts receivable, net of allowance of $310 and $472, respectively	10,670	16,386
Prepaid expenses	3,975	5,037
Other current assets	6,085	2,101
Total current assets	204,734	288,190
Property and equipment, net	1,248,939	1,133,572
Long term deposit	4,712	3,842
Other assets	28,867	9,155
TOTAL ASSETS	$1,487,252	$1,434,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long term debt, current portion	$5,194	$5,194
Accounts payable	18,090	18,934
Accrued salaries and benefits	8,425	5,211
Accrued expenses	7,881	6,469
Accrued construction payables	12,180	7,052
Deferred revenue, current portion	10,220	11,482
Customer deposits	9,396	8,634
Capital lease obligations, current portion	2,309	2,309
Total current liabilities	73,695	65,285
Long term debt, net	583,969	586,566
Capital lease obligations	19,466	19,466
Deferred revenue	19,965	19,382
Liabilities under tax receivable agreement	39,534	—
Other long term liabilities	1,877	1,927
TOTAL LIABILITIES	738,506	692,626
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 49,553 and 35,938 shares issued and outstanding, respectively	50	36
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 160,200 and 173,624 shares issued and outstanding, respectively	160	174
Class C common stock, $0.001 par value per share, 75,000 shares authorized, 42,945 shares issued and outstanding	43	43
Additional paid in capital	131,845	107,008
Retained earnings	1,774	1,602
Accumulated other comprehensive income	79	31
Total Switch, Inc. stockholders’ equity	133,951	108,894
Non-controlling interest	614,795	633,239
TOTAL STOCKHOLDERS’ EQUITY	748,746	742,133
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,487,252	$1,434,759

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share/unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
Revenue	$102,161	$92,101	$199,878	$181,258
Cost of revenue	55,194	48,456	110,050	93,831
Gross profit	46,967	43,645	89,828	87,427
Selling, general and administrative expense	31,139	20,104	64,590	39,447
Income from operations	15,828	23,541	25,238	47,980
Other income (expense):
Interest expense, including $409, $245, $818, and $498, respectively, in amortization of debt issuance costs	(6,144)	(4,913)	(12,417)	(8,933)
Equity in net losses of investments	—	(293)	(331)	(734)
Loss on extinguishment of debt	—	(3,565)	—	(3,565)
Other	822	183	1,851	533
Total other expense	(5,322)	(8,588)	(10,897)	(12,699)
Income before income taxes	10,506	14,953	14,341	35,281
Income tax expense	(967)	—	(852)	—
Net income	9,539	14,953	13,489	35,281
Less: net income attributable to non-controlling interest	8,718	—	11,997	—
Net income attributable to Switch, Inc.	$821	$14,953	$1,492	$35,281

Net income per share/unit:
Basic	$0.02	$0.07	$0.04	$0.18
Diluted	$0.02	$0.07	$0.04	$0.17

Weighted average shares/units used in computing net income per share/unit:
Basic	42,358	200,644	39,197	200,247
Diluted	42,463	207,642	39,296	206,605

Dividends declared per common share	$0.03	$—	$0.03	$—

Other comprehensive income:
Foreign currency translation adjustment, before and after tax	—	293	331	565
Comprehensive income	9,539	15,246	13,820	35,846
Less: comprehensive income attributable to non-controlling interest	8,718	—	12,280	—
Comprehensive income attributable to Switch, Inc.	$821	$15,246	$1,540	$35,846

Switch, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,489	$35,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	50,321	41,786
Loss on disposal of property and equipment	627	37
Income tax expense	852	—
Amortization of debt issuance costs	818	498
Bad debts	92	5
Loss on extinguishment of debt	—	2,065
Equity in net losses of investments	331	734
Equity-based compensation	20,566	3,564
Changes in operating assets and liabilities:
Accounts receivable	4,861	(2,325)
Prepaid expenses	1,062	1,156
Other current assets	(100)	(788)
Other assets	(853)	(423)
Accounts payable	(432)	2,496
Accrued salaries and benefits	3,214	3,125
Accrued expenses	1,412	(652)
Accrued impact fee expense	—	(27,018)
Deferred revenue	(679)	8,833
Customer deposits	762	759
Other long term liabilities	(112)	(64)
Net cash provided by operating activities	96,231	69,069
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(160,773)	(219,916)
Acquisition of intangible asset	(25)	(33)
Escrow deposit	(3,508)	—
Proceeds from sale of property and equipment	—	100
Proceeds from notes receivable	—	17
Purchase of portfolio energy credits	(67)	(64)
Net cash used in investing activities	(164,373)	(219,896)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of tax withholdings upon settlement of restricted stock unit awards	(1,220)	—
Proceeds from borrowings	—	976,000
Change in long term deposit	(996)	—
Repayment of borrowings, including capital lease obligations	(3,000)	(619,800)
Debt issuance costs on new loan	—	(7,299)
Deferred offering costs paid	—	(1)
Dividends paid to Class A common stockholders	(1,258)	—
Distributions paid to non-controlling interest/members	(6,046)	(171,000)
Net cash (used in) provided by financing activities	(12,520)	177,900
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(80,662)	27,073
CASH AND CASH EQUIVALENTS—Beginning of period	264,666	22,713
CASH AND CASH EQUIVALENTS—End of period	$184,004	$49,786

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
Net income	$9,539	$14,953	$13,489	$35,281
Interest expense	6,144	4,913	12,417	8,933
Interest income	(707)	(12)	(1,427)	(19)
Income tax expense	967	—	852	—
Depreciation and amortization	25,718	21,749	50,321	41,786
Loss on disposal of property and equipment	413	17	627	37
Equity-based compensation	8,209	1,314	20,566	3,564
Equity in net losses of investments	—	293	331	734
Loss on extinguishment of debt	—	3,565	—	3,565
Adjusted EBITDA	$50,283	$46,792	$97,176	$93,881

###